RENT REBATE AGREEMENT




     THIS RENT REBATE AGREEMENT (the "Agreement") is made as of September 5, 1996 between TEXAS COMMERCE BANK NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Trustee under that certain Trust Agreement dated as of September 1, 1996 between Texas Commerce Bank National Association, as trustee, and Chemical Trust Company of California, as owner participant thereunder ("Landlord") and FRED MEYER, INC., a Delaware corporation ("FMI") and ROUNDUP CO., a Washington corporation ("RC"; together with FMI, the "Tenant"), and is made with reference to the following facts:

     A. Landlord and Tenant have entered into a Bond Lease Agreement dated as of September 5, 1996 (the "Lease").

     B. Landlord has agreed to rebate to Tenant a portion of the Base Rent under the Lease. Such rental rebate is to be paid on October 30, 2017 (the "Rebate Date"), subject to the terms and conditions set forth herein.

     THEREFORE, the parties agrees as follows:

     SECTION 1. INCORPORATION OF DEFINITIONS. Unless otherwise defined, capitalized terms not otherwise defined in this Agreement have the meanings set forth in the Lease.

     SECTION 2. RENT REBATE. (a) If, on the date on which the Original Term of the Lease expires, there shall not have occurred and be continuing any material default or material event of default (after expiration of any applicable notice or grace period) as set forth in Section 12 of the Lease, Landlord shall rebate to Tenant a portion of the Base Rental paid during the Original Term in an amount equal to $36,918.264.97 (the "Rebate Amount"). The Rebate Amount shall be paid by Landlord to the order of Tenant by wire transfer of federal or other same-day funds on the Rebate Date to the address of Tenant set forth in the Lease. If, prior to the Rebate Date, a material default or event of default (after expiration of any applicable notice or grace period, as set forth in Section 12 of the Lease) shall have occurred under Section 12 of the Lease which shall not have been cured or waived by the Rebate Date, Landlord may elect, in its sole discretion, to withhold payment of the Rebate Amount until such default or event of default has been cured or, after the Senior Notes have been paid in full, to off-set against the Rebate Amount any rent or other charge or reimbursement then owed to Landlord by Tenant under the Lease (but such

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withholding or set-off by Landlord will not be Landlord's only remedy for such default by Tenant, and Landlord will continue to have all other rights and remedies provided by the Lease).

     (b) In the event that the Lease is terminated as to any Property prior to the end of the Original Term of the Lease as a result of condemnation or casualty or the discontinuance of use of an uneconomic Property and a failure of conditions for substitution or otherwise (a "Terminated Property"), or as a result of the Purchase of any Property upon exercise of Tenant's right of first refusal (a "Purchased Property"), then a portion of the Rebate Amount (the "Partial Amount"), equal to the product of the Property Percentage of such Terminated Property or Purchased Property as set forth on Exhibit D to the Lease multiplied by the appropriate amount set forth on Schedule A hereto (the "Schedule A Amounts"), shall be payable to Tenant at the time of such repurchase or payment (the "Early Payment Date"). The payment of the Partial Amount will be subject to Landlord's right to effect a withhold or off-set, pursuant to Section 2(a) hereof, if a material default or event of default (after expiration of any applicable notice or grace periods) shall have occurred and shall not have been cured or waived in writing by the Early Payment Date as to any of the Properties. Any Partial Amount with respect to a Terminated Property will only be payable under this Section 2(b) on the corresponding Early Payment Date to the extent that the Repurchase Price (as defined in Exhibit "D" to the Lease) or other amounts payable by the Tenant with respect to the Terminated Property exceeds the Substitution Payment (as defined in Exhibit "D" to the Lease) with respect to the Terminated Property; to the extent all or part of any Partial Amount is not paid on the Early Payment Date, it shall bear interest at the rate of 9.66% per annum and shall become due and payable on the Rebate Date. Any Partial Amount with respect to a Purchased Property will be payable in full on the Early Payment Date.

     SECTION 3. NO OFFSET OR ABATEMENT. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 4 hereof, as long as the Senior Notes (as defined in Exhibit D to the Lease) have not been paid in full, (i) Tenant shall not have any right to offset any amounts due to it under this Agreement against any amount owing by it under the Lease or the Lease Guaranty and no amount due under the Lease or the Lease Guaranty shall be abated in any manner as a result of the obligations created under this Agreement and (ii) Tenant shall not be entitled to assert that it is owed any amounts hereunder (other than amounts owing pursuant to Section 2(b)). In the event that Landlord fails to pay any amount due and payable to Tenant when due, Tenant will provide (or cause to be provided) to Landlord and to any Assignee written notice of the amount required to be paid by Landlord pursuant to this Agreement, and such amount will bear interest until paid in full at a rate equal to the Late Payment Rate, and if such amount has not been paid in full within 10 days after the due date, Tenant may, at its option and at its discretion, but only if the Senior Notes have been paid in full, offset the amount due to Tenant against the rent or other amounts then or thereafter due from Tenant under the Lease (but such offset shall not

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be Tenant's sole remedy for such failure by Landlord to make the required payment, and Tenant will have any right available under applicable law for breach of contract, including, without limitation, specific performance). Neither Landlord nor Tenant shall make any offset or consent to any offset by the other with respect to any amount at any time to the extent such offset is not permitted by the terms of this Agreement.

     SECTION 4. NO OFFSET WHILE SENIOR NOTES OUTSTANDING. Notwithstanding anything to the contrary contained in this Agreement, Tenant shall have no right to make any offset or deduction with respect to any payment of Base Rent under the Lease on account of any obligation of Landlord to Tenant under this Agreement prior to the date on which all of the outstanding Senior Notes shall have been paid in full, and Landlord shall not consent to any such offset.

     SECTION 5. INCOME TAX REPORTING. Tenant and Landlord will, for federal, state and local income tax purposes, report the Base Rent as rental income and expense in the same manner as those amounts are payable under Section 3.1 of the Lease, and will report the payment of the Rebate Amount, to the extent it is paid, at the time of payment on the Rebate Date or the Early Payment Date, as applicable.

     SECTION 6. MISCELLANEOUS. This Agreement shall bind and inure to the benefit to the parties and their respective heirs, successors and assigns. The provisions of Sections 21.11, 21.16, 21.17, 21.19, 21.21, 21.22, 21.27
and 21.39 of the Lease shall apply to this Agreement, except that all references to the Lease therein shall be deemed to be references to this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                        LANDLORD:  TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, NOT IN ITS INDIVIDUAL
                                   CAPACITY BUT SOLELY IN ITS CAPACITY AS
                                   TRUSTEE UNDER THAT CERTAIN TRUST
                                   AGREEMENT DATED AS OF SEPTEMBER 1, 1996
                                   BETWEEN TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, AS TRUSTEE, AND CHEMICAL
                                   TRUST COMPANY OF CALIFORNIA, A
                                   CALIFORNIA BANKING CORPORATION, AS OWNER
                                   PARTICIPANT



                                   BY: SARAH WILSON
                                       -----------------------------------
                                   ITS: VICE PRESIDENT
                                        ----------------------------------


                       TENANT:     FRED MEYER, INC.,
                                   A DELAWARE CORPORATION



                                   BY: JAMES C. AALBERG
                                       -----------------------------------
                                   ITS: VICE PRESIDENT
                                        ----------------------------------


                                   ROUNDUP CO.,
                                   A WASHINGTON CORPORATION



                                   BY: KENNETH THRASHER
                                       -----------------------------------
                                   ITS: VICE PRESIDENT
                                        ----------------------------------

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